Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-225978) pertaining to the 2011 Equity Incentive Plan, 2018 Equity Incentive Plan, and 2018 Employee Stock Purchase Plan of Domo, Inc. of our report dated April 12, 2019, with respect to the consolidated financial statements of Domo, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2019.

/s/ Ernst & Young LLP
Salt Lake City, UT
April 12, 2019